UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 6, 2016

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 6, 2016, Stormy D. Simon, President of Overstock.com, Inc. (the “Company”), began a temporary leave of absence from her position as President expected to last approximately 65 days from the date of this filing.  Ms. Simon remains a member of the Board of Directors, and will be available to consult with the Company during her leave of absence.

(c)           On June 6, 2016,  in connection with the matter described in 5.02(b), the Company split and assigned Ms. Simon’s duties to three current executive officers of the Company: Mitch Edwards, the Company’s acting Chief Executive Officer and General Counsel; Saum Noursalehi, the Company’s current Senior Vice President; and Brian Popelka, the Company’s current Senior Vice President, Customer and People Care, as follows:

Mr. Edwards assumed responsibility for direct oversight of all of the Company’s operations and business, including finance, legal and compliance.

Mr. Noursalehi, who reports to Mr. Edwards, assumed responsibility for the Company’s marketing, merchandising, product, development and analytics functions.

Mr. Popelka, who also reports directly to Mr. Edwards, assumed responsibility for warehouse operations and logistics, employee care, customer care, partner care, training and facilities.

Each of Mr. Edwards, Mr. Noursalehi and Mr. Popelka is a current executive officer of the Company, and the information required by Item 401 of Regulation S-K about each of them is incorporated by reference to the Company’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016 (the “10-K”).  None of Mr. Edwards, Mr. Noursalehi or Mr. Popelka is or has been or proposes to be a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K, except as follows.  Mr. Noursalehi is the owner of 62% of the equity interest in a privately-held entity named SiteHelix that is pursuing the development of a software platform that may be of interest to the Company.  Subject to approval of the Audit Committee of the Board of Directors and to approval of the Company’s Chief Executive Officer, Mr. Noursalehi proposes to cause SiteHelix to enter into an agreement with the Company for the use of the product.  If the Audit Committee were to approve any such arrangement, and if the Company were to enter into any such arrangement, the amount involved could exceed $120,000.

No material plan, contract or arrangement (whether or not written) to which any of Mr. Edwards, Mr. Noursalehi or Mr. Popelka is a party or in which any of them participates was entered into or amended in connection with the events described in this Form 8-K and no grant or award was made to any of them or modified under any such plan, contract or arrangement in connection with the events described in this Form 8-K.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.”   In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Report on Form 10-Q for the quarter ended March  31, 2016 filed with the SEC on May 5, 2016 that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company.  There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Mitch Edwards
Mitch Edwards
Acting Chief Executive Officer and General Counsel

Date:	June 8, 2016